                                                                   EXHIBIT 23.2




                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE




Board of Directors
Crown Group, Inc.


Our audits of the consolidated financial statements referred to in our report dated August 1, 1998 of Crown Group, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



                                                  PricewaterhouseCoopers LLP


Dallas, Texas
August 1, 1998